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INDEPENDENT AUDITORS+ CONSENT


We consent to the incorporation by reference in this Registration Statement of The Care Group, Inc. on Form S-3 of our report dated March 20, 1995, appearing in the Annual Report on Form 10-K of The Care Group, Inc. for the year ended December 31, 1994.


/s/ Deloitte & Touche LLP

Jericho, New York
January 2, 1996